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                                                                   EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 15, 1998, except for Note 9, as to which the date is April 20, 1998, in the Registration Statement (Form S-1) and related Prospectus of Collateral Therapeutics, Inc. for the registration of 3,829,500 shares of its common stock.

                                          Ernst & Young LLP

San Diego, California
April __, 1998

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The foregoing consent is in the form that will be signed upon completion of certain events as described in Note 9 to the financial statements.

San Diego, California
April 24, 1998

                                         /s/ Ernst & Young LLP